UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): May 22, 2019

Ollie’s Bargain Outlet Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37501	80-0848819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.

6295 Allentown Boulevard Suite 1 Harrisburg, Pennsylvania	17112
(Address of Principal Executive Offices)	(Zip Code)

(717) 657-2300
(Registrant’s Telephone Number, Including Area Code)

 Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OLLI	Nasdaq

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 22, 2019, Ollie’s Holdings, Inc., a Delaware corporation (“Lead Borrower”), Ollie’s Bargain Outlet, Inc., a Pennsylvania corporation (“Ollie’s”), OBO Ventures, Inc., a Pennsylvania corporation (“OBO Ventures” and together with the Lead Borrower and Ollie’s, the “Borrowers”) and Bargain Parent, Inc., a Delaware corporation (“Parent”), each a subsidiary of Ollie’s Bargain Outlet Holdings, Inc., a Delaware corporation (the “Company”), entered an amended and restated credit agreement (the “Credit Agreement”), dated as of May 22, 2019, with Manufacturers and Traders Trust Company as administrative agent (in such capacity, the “Administrative Agent”), the other agents party thereto and the lenders party thereto.

The Credit Agreement provides for a five-year $100.0 million revolving credit facility, which includes a $45.0 million sub-facility for letters of credit and a $25.0 million sub-facility for swingline loans (the “Revolving Credit Facility”). The loans under the Revolving Credit Facility mature on May 22, 2024. In addition, the Borrowers may, at any time and from time to time add term facilities or additional revolving commitments up to $150.0 million together with certain additional amounts pursuant to terms and conditions set out in the Credit Agreement.  The Revolving Credit Facility is guaranteed by each Borrower and Parent, and are secured by associated collateral agreements which pledge a lien on substantially all of the assets of the Borrowers and Parent, including inventory, fixed assets and intangibles.

On May 22, 2019, there were no outstanding borrowings under Revolving Credit Facility, although certain letters of credit that were issued under the previous revolving credit facility rolled into the Revolving Credit Facility.

The Revolving Credit Facility bears interest at rates based upon, at the option of the Lead Borrowers, either (i) the base rate plus a margin of between 0 and 50 basis points depending on availability of the Lead Borrower and its restricted subsidiaries on a consolidated basis (the “Availability”) and (ii) the Eurodollar rate plus a margin of between 100 and 150 basis points depending on Availability. Until the delivery of the initial financial statements under the Credit Agreement, the Revolving Credit Facility bears interest, at the option of the Lead Borrower, at either (i) the base rate plus a margin of 0 basis points or (ii) the Eurodollar rate plus a margin of 100 basis points. In addition, the Lead Borrower will pay an unused commitment fee of between 12.5 and 25 basis points on the undrawn commitments under the Revolving Credit Facility, also depending on Availability.

Under the Credit Agreement, the Borrowers (and in certain circumstances, Parent) and its restricted subsidiaries are subject to customary affirmative, negative and financial covenants, and events of default for facilities of this type (with customary grace periods, as applicable, and lender remedies).

The foregoing summary of the Credit Agreement and Collateral Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement and Collateral Agreement, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The exhibit listed on the Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement

10.2	Amended and Restated Guarantee and Collateral Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.

Date: May 24, 2019	By:	/s/ Jay Stasz
		Name:	Jay Stasz
		Title:	Senior Vice President and Chief Financial Officer

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